                                                                    Exhibit 21.1

                              List of Subsidiaries

                                                                            Percentage
Name                                         Jurisdiction                     Owned
----                                         ------------                   ----------
1075 First Global Associates, LLC            Pennsylvania                     100.0%
Ashford.com, Inc.                            Delaware                         100.0%
Fogdog, Inc.                                 Delaware                         100.0%
GSI Equipment, Inc.                          New York                         100.0%
GSI Legacy Holdings, Inc.                    Pennsylvania                     100.0%
GSI West, Inc.                               Delaware                         100.0%
Global-QVC Solutions, Inc.                   Pennsylvania                     100.0%
Global Sports Interactive, Inc.              Pennsylvania                     100.0%
KPR Sports International, B.V.B.A.           Belgium                          100.0%

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